UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2015
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PINNACLE ENTERTAINMENT, INC. 401(K)
INVESTMENT PLAN
(Exact name of registrant as specified in its charter)
______________________

Delaware	001-13641	95-3667491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 541-7777
N/A
(Former name or former address, if changed since last report)
 ______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(b)

On May 14, 2015, the Pinnacle Entertainment, Inc. 401(k) Investment Plan (the “Plan”) engaged BDO USA, LLP (“BDO”) as the independent registered public accounting firm for the Plan for the fiscal year ended December 31, 2014.

During the years ended December 31, 2013 and 2012, and the subsequent interim period through May 14, 2015, neither the Plan nor anyone on its behalf has consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements (consequently, no written report to the Plan or oral advice was provided that BDO concluded was an important factor considered by the Plan in reaching a decision as to an accounting, auditing or financial reporting issue); or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. 401(K) INVESTMENT PLAN (Registrant)
Date:	May 15, 2015	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Plan Administrator
Pinnacle Entertainment, Inc.
President and Chief Financial Officer
		By:	/s/ Christina J. Donelson
Christina J. Donelson
Plan Administrator
Pinnacle Entertainment, Inc.
Senior Vice President, Human Resources